Continental Minerals Corp.
Suite 1020 – 800 West Pender Street
Vancouver, B.C. V6C 2V6

Dear Sirs:

Great China Mining, Inc. (“GCHA”) and Continental Minerals Corp. (“KMK”)

1.                     Merger

The undersigned is a large GCHA shareholder (the “Undersigned”) and understands that KMK and GCHA intend to enter into a merger agreement (the “Merger Agreement”) dated for reference May 29, 2006 whereby it is proposed to complete a merger (the “Merger”) in which, subject to approval of the GCHA shareholders, all shares of GCHA will be exchanged for KMK shares (“KMK Shares”) on the basis of one KMK share for each 8.7843 shares of GCHA. The Undersigned further acknowledges that the signing and delivery of this Agreement by certain GCHA shareholders including the Undersigned, as disclosed in Schedule A, is a condition to KMK completing the Merger.

2.                     Undersigned Has No Other Tibet Mineral Interests

By signing this Agreement, the Undersigned hereby confirms that he does not have any direct or indirect beneficial interest, rights, options, or other entitlements in any mineral interests, in the area of influence (being the area within 10 km of the perimeter of the Xietongmen Property) and if the Undersigned should acquire or be offered any such interests within 5 years of the date of Merger, the Undersigned shall be immediately offer them to KMK at cost.

3.                     Post-Merger Share Voting and Liquidity Matters

The Undersigned agrees that if the Merger completes then:

(a)      Until the earlier of the date which is 36 months from closing of the Merger (the “Closing”) and the date which the Undersigned owns less than 100,000 KMK Shares, there shall be deemed to be a “Cooperative Period”. On the Closing, the Undersigned will place his KMK Shares and duly executed stock powers of attorney with Blake Cassels & Graydon LLP under a written escrow agreement, in form substantially the same as the escrow agreement to be signed by Wang Zhi, whereby compliance with this section 3 will be provided for. The restrictions in this section 3 will no longer apply in the event of a take-over bid made to all KMK shareholders or if there is a change of control of KMK.

(b)      During the Cooperative Period, the Undersigned will not dispose of more than the number of KMK Shares set out on Schedule A (“Monthly Sale”) in any 30 consecutive days (non-cumulative) except as further provided in this section 3.

(c)      If, during the Cooperative Period, the Undersigned wishes to sell or otherwise dispose of any shares in excess of the Schedule A amount per month, then up to twice per year the Undersigned must advise KMK in writing of such intention and offer up to the number of shares on Schedule A (“Semi-Annual Sale”) of those shares to KMK on substantially the same terms as it proposes to sell them through a stock exchange or otherwise and must offer them at a price which is 95% of the volume-adjusted average closing price during 5 days before the date of notice. KMK, or its nominee, has the right to accept such offer to sell within five business days of receipt of the notice, failing which the Undersigned shall be free, to sell that number of shares on the stock market. The Undersigned shall be entitled to exercise this election twice per 365 day period commencing from the date of Closing.

(d)      During the Cooperative Period, the Undersigned shall agree that with respect to all KMK Shares received under the Merger he shall vote such shares at each KMK shareholders’ meeting held or convened during the Cooperative Period, in favour of the proposals and resolutions recommended by management of KMK in its formal proxy circular providing the proposal or resolution are reasonable and in compliance with all Canadian laws and security acts. Notwithstanding this covenant, the Undersigned shall be free to vote his KMK Shares in his own discretion, in respect of any proposed merger of KMK or in connection with the transaction which would constitute a change of control of KMK.

(e)      During the Cooperative Period, the Undersigned shall be entitled to a pre-emptive right to take up his pro rata share of any new securities to be sold by KMK on substantially the same terms as such securities are offered to third parties. The Undersigned must confirm his preparedness to participate in such treasury offerings within 15 days of receipt of notice of the offering. Excluded from this pre-emptive right shall be KMK securities which are allotted or issued for stock options, property acquisitions and securities issued on exercise of options, warrants and property commitments as of the Closing.

(f)      During the Cooperative Period, KMK, using reasonable endeavours, will assist the Undersigned, upon the request of the Undersigned, in disposing on a one time basis, of up to the number of Shares on Schedule A (“One Time Sale”), less the number of shares sold prior to such request under any other paragraph in this section 3 (i.e. monthly or semi-annual sale amounts). The Undersigned will provide 30 days’ notice of the worth of the number of shares he desires to dispose of and KMK will assist to find a buyer for such shares at a price of no less than the prevailing market price of KMK Shares at the time the notice is given by the Undersigned (the price shall be set at 90% of the volume-adjusted average closing price during 10 days before the date of notice). The purchase and sale of such shares shall close within the 30-day notice period and the Undersigned is obligated to provide marketable certificates, free of hold period restrictions or any other encumbrances.

4.                     General

(a)      This Agreement is deemed to be made in British Columbia and British Columbia law and forum shall apply to its interpretation and enforcement. This Agreement may be publicly disclosed by KMK.

(b)      This Agreement may be executed by fax and the parties shall provide any notices or communication to KMK by fax (604) 684-8092 or e-mail to JeffreyM@HDGOLD.com.

The Undersigned irrevocably executes this Agreement effective this 29th day of May, 2006 (notwithstanding any later date of signing) and this Agreement supersedes any prior letter, agreement or arrangement between the parties in connection with the Merger.

The Undersigned:	Number of GCHA Shares: _________________________
______________________________________________
(Name of GCHA Shareholder – please print)

______________________________________________	If the GCHA Shareholder is signing as agent for a
(Signature of GCHA Shareholder)	principal and is not a trust company or a portfolio
______________________________________________	manager, in either case, purchasing as trustee or agent
GCHA Shareholder’s Address)	for accounts fully managed by it, it has the authority to
______________________________________________	bind the beneficial owner hereto:

______________________________________________	______________________________________________
GCHA Shareholder’s Telephone and Fax Number)	(Name of Principal)
______________________________________________	______________________________________________
GCHA Shareholder’s E-Mail Address	(Principal’s Address)

KMK hereby executes this Agreement as of May 29, 2006.

CONTINENTAL MINERALS CORP.

Per:
Authorized Signatory

SCHEDULE “A”

NAME	ONE TIME SALE	MONTHLY SALE	SEMI-ANNUAL SALE
Wang Lanmei	200,000	25,000	25,000
Du Yanguang	200,000	25,000	25,000
Fu Youzhen	200,000	25,000	25,000
Wang Qiang	200,000	25,000	25,000
Wang Yulan	200,000	25,000	25,000
Han Qinglin	200,000	25,000	25,000
Chen Lijun	425,000	50,000	50,000
Chen Guoxing	425,000	50,000	50,000
Guo Jing	425,000	50,000	50,000
Chen Yulin	150,000	25,000	25,000
Ho Kok Leung	150,000	25,000	25,000